                                                                   EXHIBIT 10(I)

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     This Agreement and Plan of Reorganization (the "Agreement") dated as of the 28th day of August, 1998, is made by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold"), GOLD BANC ACQUISITION CORPORATION VIII, INC., a Kansas corporation, or any other subsidiary of Gold as a permitted assignee ("Sub") and THE TRUST COMPANY, a Missouri corporation ("Company").

     WITNESSETH:

     WHEREAS, the Boards of Directors of Gold, Sub and Company have approved and deem it advisable and in the best interests of their respective companies and shareholders that Gold and Company become affiliated through the merger of Company with and into Sub in the manner hereinafter set forth (the "Merger" or the "Company Merger"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                              THE COMPANY MERGER
                              ------------------

     1.1  The Company Merger.  Upon the terms and subject to the conditions of
          ------------------
this Agreement at the Effective Time (as hereinafter defined), Company shall be merged with and into Sub and the separate existence and corporate organization of Company shall thereupon cease and Sub and Company shall thereupon be a single corporation. Sub shall be the surviving corporation in the Merger and the separate corporate existence of Sub shall continue unaffected and unimpaired by the Merger.

     1.2  Effective Time of the Company Merger.  On the Closing Date (as
          ------------------------------------
hereinafter defined), the proper officers of Company and Sub shall execute and acknowledge appropriate certificates of merger that shall be filed with the Kansas and Missouri Secretaries of State on the first business day following the Closing Date, all in accordance with the Kansas General Corporation Code (the "KGCC") and The General and Business Corporation Law of Missouri ("MGBCL"). The Merger shall become effective on the first day of the first calendar month following the Closing Date (the "Effective Time"). The closing shall be on a day (the "Closing Date") occuring not less than two (2) and not more than five
(5) business days before the Effective Time and not later than forty-five (45) days following the satisfaction or waiver, to the extent permitted hereunder, of the last of the conditions to the consummation of the Merger specified in Articles VII and VIII of this Agreement at 10:00 a.m. at Gold Banc Corporation, 11301 Nall Avenue, Leawood, Kansas, which day shall be specified by notice from Gold to
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Company (such notice to be at least five (5) days in advance of such Closing
Date), or on such other date and at such other place and time as the parties hereto may mutually agree.

     1.3  The Articles of Incorporation.  The Articles of Incorporation and By-
          -----------------------------
Laws of Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and By-Laws of the surviving corporation from and after the Effective Time until amended as provided by law and the officers and directors of Sub shall continue as the officers and directors of the surviving corporation from and after the Effective Time.

     1.4  Effect of Company Merger.  Subject to Kansas and Missouri law, at the
          ------------------------
Effective Time (a) Sub shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of Company and all obligations belonging to or due each of Company and Sub shall be vested in Sub without further act or deed; (b) title to any real estate or any interest therein vested in Company shall not revert or in any way be impaired by reason of the Company Merger; (c) all rights of creditors and all liens on any property of the Company shall be preserved unimpaired; and (d) Sub shall be liable for all the obligations of Company, and any claim existing, or action or proceeding pending, by or against either of Company or Sub, may be prosecuted to judgment with the right of appeal, as if the Company Merger had not taken place.

     1.5  Further Assurances.  If at any time after the Effective Time, Sub
          ------------------
shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm, or record in Sub the title to any property, rights, privileges, powers, or franchises of the Company, the former Board of Directors and officers of the Company shall, and will be authorized to, execute and deliver in the name and on behalf of the Company or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in Sub, and otherwise to carry out the provisions of this Agreement.

                                  ARTICLE II
                       PROVISIONS OF MERGER TRANSACTION
                       --------------------------------

     2.1  Effect of Merger on Sub Stock.  At the Effective Time, each share of
          -----------------------------
common stock, $1.00 par value per share, of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and shall be unaffected by the Company Merger.

     2.2  Conversion of the Company Shares in the Company Merger. At the
          ------------------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a) Each share of common stock, $5.00 par value per share of the Company ("Company Common Stock"), that is either authorized but unissued or held in the treasury of the Company, if any, or held by the Company or any subsidiary of the Company other than as trustee, fiduciary, nominee or some similar capacity shall be canceled and retired and shall cease to exist from and after the Effective Time, and no cash or other consideration shall be delivered in exchange therefore;

          (b) Each outstanding share of Company Common Stock, of which Thirty Thousand (30,000) shares are issued and outstanding (but excepting Company Dissenting Shares as defined below) shall be converted into 10.0 shares (the "Exchange Ratio") of common stock, $1.00 par value per share of Gold ("Gold Common Stock") with fractions of shares rounded to the nearest 1/1000th of a share.

     2.3  Exchange of Certificates.
          ------------------------

          (a) Gold, on behalf of Sub, shall make available to Exchange National Bank and/or to Midwest Capital Management, Inc., which are hereby designated as exchange agents (the "Exchange Agents"), at and after the Effective Time, such number of shares of Gold Common Stock as shall be issuable to the holders of Company Common Stock in accordance with Section 2.2 hereof. As soon as practicable after the Closing Date, Gold, on behalf of the Exchange Agents, shall, except as set forth in subparagraph (b) of this Section 2.3, mail to each holder of record of a certificate that immediately prior to the Closing Date represented outstanding shares of Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of certificates of Company Common Stock for exchange into certificates of Gold Common Stock. The Gold Common Stock into which the Company Common Stock is being converted in accordance with Section 2.2(b) hereof may be delivered to a brokerage account established at Midwest Capital Management, Inc. for each shareholder of the Company.

          (b) All parties acknowledge and agree that the Company is a defendant in litigation pending in the United States District Court for the Western District of Louisiana, Lake Charles Division. Such case is captioned Jeff Davis Bank & Trust Company, as Trustee of the Coushatta Minors Trust, and the Coushatta Tribe of Louisiana v. The Trust Company, et al. Such case is referred to herein as the "Louisiana Litigation". As a result of the pendency of such litigation as of the date hereof, the parties agree that if such litigation is still pending as of the Closing Date, then 15,000 shares of Gold Common Stock which would otherwise be mailed to shareholders of the Company ("Company Shareholders") in accordance with the terms of this Article II shall be held in escrow by the secretary of Gold or his designee (the "Escrow Holder") until such litigation is fully and finally resolved (including a complete resolution of any appeals or expiration of any appeal rights). The shares being held in escrow by the Escrow Holder are referred to herein as the "Escrowed Shares". While the Escrowed Shares are being held by the Escrow Holder, such shares may not be sold, pledged, assigned, hypothecated, gifted or otherwise transferred. However, while such shares are being held by the Escrow Holder, the beneficial owners thereof shall be entitled to exercise voting rights with respect to the Escrowed Shares and shall be entitled to receive dividends or distributions made with respect to the Escrowed Shares. Each Company Shareholder entitled to receive shares of Gold Common Stock (including any Dissenting Shareholder) shall have shares of Gold Common Stock which would otherwise be received by such Shareholder held as part of the Escrowed Shares. The number of Escrowed Shares to be held with respect to each Company Shareholder shall be determined by multiplying 15,000 by a fraction, the numerator of which is the number of shares of Company

Common Stock owned such shareholder as of the effective time and the denominator of which is 30,000. Gold and Sub reserve the right to round the number of shares applicable to each shareholder to the next highest even number of shares to avoid requisite issuance of fractional shares. If any Company Shareholder dissents with respect to this transaction, such Dissenting Shareholder shall nonetheless participate in such escrow and the shares of Gold Common Stock allocable to such shareholder shall be held in escrow in accordance with this paragraph until escrow terminates as provided herein at which time such Dissenting Shareholder shall receive his, her or its entitlement subject to the rights of Gold and Sub hereunder.

     At such time as the Louisiana Litigation is fully and finally resolved (and the Company is released from any further claim or liability with respect thereto either as a result of a settlement among the parties or final disposition of the pending litigation, including the exhaustion of all appeal rights or the expiration of all time periods to appeal), the escrow established hereunder shall terminate and the Escrowed Shares shall be distributed as provided herein. If the Company is not required to pay any amount to the plaintiffs in the Louisiana Litigation either in settlement or as a result of a judgment rendered in such case, then the Escrowed Shares shall be delivered to the shareholders and they shall continue to hold same free of escrow (but subject to all other restrictions as provided herein). If as a result of the disposition of the Louisiana Litigation, however, the Company makes any payment (in cash or in kind) to one or more of the plaintiffs in the Louisiana Litigation, then the Company Shareholders agree that Gold shall be entitled to retain a sufficient number of the Escrowed Shares such that the value of the shares retained by Gold equals the total payments made to the plaintiffs in the Louisiana Litigation by the Company. For purposes of the immediately preceding sentence, the value of the Escrowed Shares shall be determined in the same manner that the Gold Stock Price is determined in subparagraph (c) immediately hereafter. The retention of such shares by Gold shall be on a pro rata basis with respect to the shares held on behalf of each Company Shareholder such that each Company Shareholder shall be deemed to be contributing pro rata (based upon each such Shareholder's proportion of the Escrowed Shares). To the extent any dividends have been paid to Company Shareholders with respect to Escrowed Shares retained by Gold in connection with the provisions hereof, the Company Shareholder shall immediately repay such dividends previously received to Gold upon receipt of written notice of to repay the same from Gold. Such shares retained by Gold shall be deemed retained in satisfaction of an indemnity obligation of the Company Shareholders which shall be separate and a part from any and all other indemnity obligations as set forth in Article IX hereinafter. Such shares shall be held as treasury shares or retired as determined by Gold. The remaining Escrowed Shares shall then be distributed to the shareholders (with attendant payment made to any Dissenting Shareholder in lieu of distributing such shares to such Dissenting Shareholder). If the consideration payable by the Company to the plaintiffs in the Louisiana Litigation exceeds the total value of the Escrowed Shares, then Gold shall retain all Escrowed Shares and the Company Shareholders (including any Dissenting Shareholder) shall have no further claim with respect thereto. It is agreed by all parties hereto that the provisions of this Section 2.3(b)shall in no way affect the rights of any party to indemnification as provided under
Article IX except to the extent that an indemnification claim is satisfied as a result of Gold's retention of Escrowed Shares as provided herein.

          (c) Notwithstanding any other provision herein, no fractional shares of Gold Common Stock and no certificates or script therefor or other evidence of ownership thereof will be issued. All fractional shares of Gold Common Stock to which a holder of Company Common Stock would otherwise be entitled to under Section 2.2 hereof shall be aggregated. If a fractional share results from such aggregation, such shareholder shall be entitled, after the Effective Time and upon the surrender of such shareholder's certificate or certificates representing shares of Company Common Stock, to receive from the Exchange Agent an amount in cash in lieu of such fractional share equal to the product of such fraction and the average of the closing sales price of Gold Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Marketing System on each of the ten consecutive trading days immediately preceding the third trading day prior to the Effective Time (the "Gold Stock Price"). Gold, on behalf of Sub, shall make available to the Exchange Agent, as required from time to time, any cash necessary for this purpose.

     2.4  Closing of the Company Transfer Books.  At the Effective Time, the
          -------------------------------------
stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

     2.5  Dividends.  No dividends or other distributions that are declared
          ---------
after the Effective Time with respect to Gold Common Stock payable to holders of record thereof after the Effective Time shall be paid to the Company shareholders entitled to receive certificates representing Gold Common Stock until such shareholders surrender to the Exchange Agent their certificates representing Company Common Stock. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such Gold Common Stock shall be issued any dividends which shall have become payable with respect to such Gold Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender there shall also be paid to the shareholder in whose name the certificates representing such Gold Common Stock shall be issued any dividend on such Gold Common Stock that shall have (a) a record date subsequent to the Effective Time and prior to such surrender and
(b) a payment date after such surrender, and such payment shall be made on such payment date. In no event shall the shareholders entitled to receive such dividends be entitled to receive interest on such dividends.

     2.6  Shareholders' Approval.  Company agrees to submit this Agreement and
          ----------------------
the transactions contemplated hereby to its shareholders for approval to the extent required and as provided by law and the Articles of Incorporation and By-Laws of Company and in accordance with Section 10.1 hereof. A shareholders' meeting of Company shall be held and Company shall use its reasonable best efforts to take all steps as shall be required for said meeting to be held as soon as reasonably practicable after the effective date of the Registration Statement (as defined in Section 10.1 hereof). Company and its Board of Directors shall recommend that the shareholders of Company approve this Agreement and the transactions contemplated hereby and shall use their reasonable best efforts to secure such approval.

     2.7  Dissenting Shares.  Notwithstanding anything to the contrary contained
          -----------------
in this Agreement, to the extent appraisal rights are available to the Company's shareholders pursuant to the KGCC and the MGBCL, any shares of Company Common Stock held by a person who objects to the Merger, whose shares of Company Common Stock were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the KGCC and the MGBCL concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares of Company Common Stock and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Company Dissenting Shares") shall not be converted pursuant to Section 2.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Company Dissenting Shares pursuant to the KGCC and the MGBCL, including, if applicable, any costs determined to be payable by Sub or the Company to the holders of the Company Dissenting Shares pursuant to an order of the district court in accordance with the KGCC. Notwithstanding the foregoing, as set forth hereinafter, the obligation of Gold to close on this transaction is contingent upon the total required cash payments due Company's shareholders totaling less than 5% of the total consideration being provided by Gold to Company as consideration for this Merger.

     2.8  Adjustments.  If at any time during the period between the date hereof
          -----------
and the Effective Time, any change in the outstanding shares of Gold Common Stock is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Exchange Ratio shall be adjusted on a pro rata basis.


                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF GOLD AND SUB
                ----------------------------------------------

     Except as set forth on the Gold Disclosure Schedule attached hereto, Gold and Sub, jointly and severally, hereby represent and warrant to the Company and the Shareholders of the Company as follows:

     3.1  Organization and Authority.
          --------------------------

          (a) Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended.

          (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Sub has the corporate power to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby have been duly authorized by its Board of Directors and by Gold as the sole shareholder of Sub.

     3.2  Authority.  Gold has all requisite corporate power and authority to
          ---------
enter into this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation by Gold of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Gold. This Agreement has been duly executed and delivered by Gold, and assuming due execution and delivery by Company, constitutes a valid and binding obligation of Gold, enforceable against Gold in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

     3.3  No Gold Shareholder Approval.  The shareholders of Gold are not
          ----------------------------
required to approve this Agreement.

     3.4  No Violations.  Subject to approval by the appropriate regulatory
          -------------
agencies, the execution, delivery and performance of this Agreement by Gold and Sub do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Gold or any subsidiary of Gold or to which Gold or any subsidiary (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of Gold or any subsidiary of Gold or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Gold or any subsidiary of Gold under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Gold or any subsidiary of Gold is a party, or to which any of their respective properties or assets may be bound or affected.

     3.5  Consents.  Except for approvals of the appropriate regulatory agencies
          --------
and such filings and registrations as are required under federal and state securities and blue sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Gold of the Merger or the other transactions contemplated by this Agreement.

     3.6  Capital Stock of Gold.  Gold has authorized capital stock consisting
          ---------------------
of (a) 25,000,000 shares of common stock, $1.00 par value ("Gold Common Stock"), of which 10,704,392 shares were issued and outstanding on June 30, 1998, (b) $28.75 Million of 8.75% Junior Subordinated Deferrable Interest Debentures and
(c) 25,000,000 shares of preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of Gold Common Stock are validly issued, fully paid and non-assessable. Holders of Gold Common Stock do not have any preemptive rights with respect to the issuance of additional authorized shares of Gold Common Stock.

     3.7  Government Regulation.  Gold and its subsidiaries hold all material
          ---------------------
licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Gold and its subsidiaries have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

     3.8  Financial Statements.  The consolidated balance sheets of Gold as of
          --------------------
December 31, 1997, the consolidated statement of earnings for the year ended December 31, 1997, and all related schedules and notes to the foregoing, all of which have been delivered to Company, have been certified by KPMG Peat Marwick LLP, independent certified public accountants. All of the foregoing financial statements, together with the financial statements of Gold dated as of June 30, 1998 and for the period then ending, have been prepared in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of Gold as of their respective dates and for the periods indicated. From June 30, 1998 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, business or prospects of Gold.

     3.9  SEC Reports.  Gold's Report on Form 10-K for year ended December 31,
          -----------
1997, filed with the Securities and Exchange Commission and all subsequent reports and proxy statements filed by Gold thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not and will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such Report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by Gold pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 which has not been filed. Gold has delivered to Company the Form 10-K for the fiscal year ended December 31, 1997 and unaudited financial statements for the quarter ended June 30, 1998.

     3.10 Status of Gold Common Stock to be Issued.  The shares of Gold Common
          ----------------------------------------
Stock into which the Company Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and non-assessable. However, such shares have not been registered under the Securities Act of 1933 (the "Securities Act") and are therefore "restricted securities" as that term is used in Rule 144 under the Securities Act. Accordingly, such securities may not be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

     3.11 Legal Proceedings.  There are as of the date hereof no actions, suits,
          -----------------
claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Gold, threatened against or affecting the properties, assets, rights or business of Gold or any subsidiary of Gold or the right to carry on or conduct their business, nor are there to the knowledge of Gold any grounds therefor, which, if adversely determined, would have a material adverse effect on the business, operations, properties or financial condition of Gold. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Gold, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

     3.12 Taxes.  Gold and Sub have timely filed all federal, state and local
          -----
tax returns required to be filed by them, and have timely paid and discharged any taxes due in connection with all such tax returns. To the best knowledge of Gold, the liability for taxes set forth on each such tax return adequately reflects the taxes due with respect to such returns. Neither the Internal Revenue Service nor any other taxing authority is now asserting, either through audits, administrative proceedings, court proceedings or otherwise any deficiency or claim for additional taxes against Gold or Sub or any subsidiary of Gold. Neither Gold nor Sub has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax. There are no tax liens on any of the assets of Gold or Sub or any subsidiary of Gold.

     3.13 Defaults.  Neither Gold nor any of its subsidiaries is in material
          --------
breach or material default under any agreement or commitment to which Gold or any of its subsidiaries is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with Gold's or any of its subsidiaries' extension of credit; and, to their knowledge, there has not occurred any event which, after the giving of notice, the lapse of time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

     3.14 Absence of Adverse Agreements.  Neither Gold nor Sub nor any
          -----------------------------
subsidiary of Gold is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a material adverse effect on the financial condition, results or operations, assets, business or prospects of Gold or Sub or any subsidiary of Gold, taken as a whole.

     3.15  Broker's Fees.  Neither Gold nor Sub nor any of their respective
          -------------
officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

     Except as set forth on the Company Disclosure Schedule hereto, Company hereby represents and warrants to each of Gold and Sub as follows:

     4.1  Organization and Good Standing.
          ------------------------------

          (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered to conduct business as it is currently conducting such business. The conduct of Company's business and the ownership of its properties do not require Company to qualify as a foreign corporation in any jurisdiction except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and its subsidiary.

          (b)  Company has no subsidiaries.

     4.2  Authority.  Company has all requisite corporate power and authority to
          ---------
enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company, and assuming due execution and delivery by Gold, constitutes a valid and binding obligation of Company, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

     4.3  Shareholder Approval.  The Board of Directors of Company has directed
          --------------------
or will direct, that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Company's shareholders, no other shareholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the shareholders approve the transactions contemplated hereby, subject to their fiduciary duties. The approval of the majority of the outstanding shares of Company Common Stock entitled to vote with respect to such matter is required for approval of this Agreement and to consummate the transactions contemplated hereby. No approval of a number of outstanding shares of Company greater than that required by the relevant statutory provisions is required for approval of this Agreement and the consummation of the transactions contemplated hereby.

     4.4  No Violations.  Except for the approvals of the appropriate regulatory
          -------------
agencies and such filings and registrations as are required under federal and state securities and blue sky laws, the execution, delivery and performance of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Company or to which Company (or any of its properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of Company or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Company under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company is a party, or to which any of its properties or assets may be bound or affected.

     4.5  Consents.  Except for the approvals of the appropriate regulatory
          --------
agencies and such filings and registrations as are required under federal and state securities and blue sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the Merger or the other transactions contemplated by this Agreement.

     4.6  Capitalization.  Company has authorized capital stock consisting of
          --------------
30,000 shares of common stock, par value $5.00 per share, of which 30,000 shares are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable. There are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating Company to issue or sell any additional shares of Company Common Stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of Company Common Stock.

     4.7  Government Regulation.  Company holds all material licenses,
          ---------------------
certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of its respective businesses and ownership of its properties. Company has substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of its respective properties or the conduct of its business.

     4.8  Financial Statements.  The Company has previously delivered to Gold
          --------------------
and Sub balance sheets for the Company as of June 30, 1998, December 31, 1997 and December 31, 1996, the statements of earnings for the period ended June 30, 1998 and for the years ended December 31, 1997 and December 31, 1996, and all related schedules and notes to the foregoing (collectively the "Company Financial Statements"). Although such statements have not been certified as of the date hereof by independent certified public accountants, the Company Financial Statements have been prepared (except for the absence of notes thereto) in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of Company as of their respective dates and for the periods indicated. Company has no material liabilities or obligations whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the balance sheet of Company as of June 30, 1998, or incurred since June 30, 1998, in the ordinary course of business. From June 30, 1998 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, rights or business of Company or in the relationship of Company with respect to its employees, creditors, suppliers, distributors, customers or others with whom it has business relationships.

     4.9  Legal Proceedings.  Except for the Louisiana Litigation referenced in
          -----------------
Section 2.3(b) above, there are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Company, threatened against or affecting the properties, assets, rights or business of Company or the right to carry on or conduct its business, nor are there to the knowledge of Company any grounds therefor, which, if adversely determined, would in the aggregate materially adversely affect the business, operations, properties or financial condition of Company. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Company, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement. The Company agrees to advise Gold and Sub if at any time between the date hereof and the Effective Time, any legal proceeding as described in this paragraph is initiated or, to the knowledge of Company, threatened.

     4.10 Title to Assets.  Company has good and marketable title to and
          ---------------
possession of all of its real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others, except as reflected on the Company Financial Statements and except for the lien of current taxes, covenants and restrictions of record, and other minor imperfections of title not affecting marketability, which liens, covenants, restrictions and imperfections do not materially affect the value of such property and do not interfere with the use made of such property by Company. The real and personal properties and assets held under lease by Company are held by it under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made of such properties and assets by Company. No consent is necessary under the terms of any such lease in connection with the consummation of the transactions contemplated hereby.

     4.11 Undisclosed Liabilities.  As of the date hereof, the Company does not
          -----------------------
have any debt, liability or obligation (whether accrued, contingent, absolute or otherwise) known to it of the nature which would customarily be included in a corporate balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles that is not reflected or reserved against in the Company Financial Statements or was not incurred in the ordinary course of their business.

     4.12 Taxes.  The Company has timely filed all tax returns required to be
          -----
filed by it, and the Company has timely paid and discharged all taxes due in connection with or with respect to the filing of such tax returns and have timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of Company's knowledge, threatening to assert against Company any deficiency or claim for additional taxes. The Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. There are no tax liens on any assets of the Company. The Company has not received a ruling or entered into an agreement with the Internal Revenue Service or any other governmental entity or taxing authority or agency that would have a material adverse effect on the Company, taken as a whole, after the Effective Time. The Company agrees to provide assistance in the preparation of income tax returns for the Company from the commencement of the current fiscal year through the Effective Time with such returns to be completed within ninety (90) days of the Effective Time.

     4.13 Contracts.  The Company is not a party to nor bound by any:
          ---------

          (a) employment contract or letter or other writing relating to employment;

          (b) bonus, deferred compensation, savings, profit sharing, severance pay, pension or retirement plan or arrangement;

          (c) material lease or license with respect to any property, real or personal, whether Company is landlord or tenant, licensor or licensee, involving a liability or obligation of Company as obligor in excess of $5,000 on an annual basis or over the life of the lease or license.

          (d) agreement, contract or indenture relating to the borrowing of money by Company;

          (e) agreement with any present or former officer, director or shareholder of Company; or

          (f) except as listed in the disclosure statement, other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of Company or which involve a payment by Company of more than $10,000 in one year or over the life of such contract, agreement or commitment.

     4.14 Regulatory Reports; Examinations.  Company has timely filed all
          --------------------------------
material reports, registrations and statements, together with any amendments required to be made with respect thereto, with all governmental or regulatory authorities, agencies, courts, commissions or other entity ("Governmental Entity") and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Company, no Governmental Entity has initiated any proceeding or, to the best knowledge of Company, investigation into the business or operations of Company. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Company. Company has provided or made available to Gold all reports of examinations conducted by any Governmental Entity with respect to Company, and all correspondence between Company and any Governmental Entity during the preceding three (3) years. Company will also provide to Gold and Sub any subsequent correspondence or reports of examination received from any Government Entity between the date hereof and the Effective Time.

     4.15 Conduct.  From June 30, 1998 until the date hereof:
          -------

          (a) There has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company or in the relationship of Company with respect to its employees, creditors, suppliers, distributors, customers or others with whom it has business relationships.

          (b) The business affairs of Company have been conducted and carried on only in the ordinary and regular course of business, and Company has not incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business, those incurred pursuant to existing contracts disclosed pursuant to Section 4.13 and those incurred pursuant to commitments permitted hereby.

          (c) The Company has not entered into any employment contract with any director, officer or salaried employee, paid any or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of its officers, employees or directors, increased the rate of compensation, if any, or instituted or made any material increase in any officer's, employee's or director's welfare, retirement or similar plan or arrangement, other than merit increases made in accordance with past practices and procedures which have not exceeded the greater of $3,000 or 5% on an annual basis for any one individual.

     4.16 Compliance with ERISA.  The Company has not established, maintained or
          ---------------------
contributed at any time during the five-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA")) or any other plan with respect to which any governmental filings are required, except for the plans listed on Schedule 4.16 (collectively, the "Plans"). A true and accurate copy of each of the Plans, any related trust agreements and each of the amendments thereto has been provided to Gold together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any government agency in respect of the Plans for the three most recent years ending on or before the Effective Time. To Company's knowledge as sponsor of the Plans, the Plans and each fiduciary (as defined in Section 3(21) of ERISA) of the Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the Effective Time) of the Internal Revenue Code of 1986 ("Code"), including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this Section 4.16, noncompliance with the Code or ERISA is material if such noncompliance could have a Material Adverse Effect on the condition of one or more of the Plans or of Company, either as of the Effective Time or upon discovery of the noncompliance. To Company's knowledge as sponsor of the Plans, all required contributions to the Plans through the Effective Time have been made. To Company's knowledge as sponsor of the Plans, Company (with respect to the Plans), as well as the Plans, have no material current or threatened liability of any kind to any person, including but not limited to any government agency, now or as of the Effective Time, other than for the payment of benefits in the ordinary course.

     4.17 Defaults.  The Company is not in material breach or material default
          --------
known to it under any agreement or commitment to which the Company is a party or under any loan agreement, note, security agreement, guarantee or other document pursuant to which the Company is a party; and to its knowledge there has not occurred any event which, after the giving of notice, the lapse time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement.

     4.18 Insurance.  Complete and correct copies of all material policies of
          ---------
fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by Company have been delivered or made available to Gold. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated prior to the Effective Time. To the best knowledge of Company, the insurance policies to which Company is a party are sufficient for compliance with all material requirements of law and all material agreements to which Company is a party and will be maintained by Company until the Effective Time. The Company has not been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to its operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five (5) years.

     4.19 Absence of Adverse Agreements.  The Company is not a party to any
          -----------------------------
agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a material adverse effect on the financial condition, results or operations, assets, business or prospects of the Company, taken as a whole.

     4.20 Internal Controls and Records.  The Company maintains books of account
          -----------------------------
which accurately and validly reflect, in all material respects, all business transactions of the Company and maintains accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and pursuant to Company's documented policies and procedures, and (b) recorded in conformity with generally accepted accounting principles. Company has furnished to Gold all of Company's written internal policies and procedures which are identified on the Company's Disclosure Schedule.

     4.21 Environmental Laws.  The operations of Company comply with all
          ------------------
applicable past and present federal, state and local environmental statutes and regulations and neither the condition of any property owned by Company nor the operation of the business of any of such entities violates any applicable federal, state or local environmental statute or regulation. None of the operations of Company is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental health or safety statute or regulation nor is it the subject of any claim alleging damages to health or property pursuant to which the Company may be liable. None of the operations of nor any of the properties owned by Company is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any federal, state or local environmental law and at no time has the Company stored or used any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned by Company. There are no underground storage tanks now or heretofore located on any real property owned by Company . The Company has not ever been notified by either a federal, state or local governmental authority, or any private party, that Company is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance and to the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C.
(S)(S) 9601, et seq. or any corresponding state law.
             -------

  Gold may obtain at its option and expense on or prior to 120 days following the date hereof an environmental audit of all properties and assets of Company. Such environmental audit shall constitute a part of the due diligence process, should Gold choose to pursue it, and if Gold determines in its sole discretion that such environmental audit has not been completed to its reasonable satisfaction or reflects the potential of an environmental problem with respect to any of the properties or assets of Company, then Gold may deem the due diligence unsatisfactory and terminate this Agreement under the terms of Section 9.1 hereinafter.

     4.22 Broker's Fees.  Neither Company nor any of its respective officers or
          -------------
directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     4.23 Labor Matters.  (a)  To the best knowledge of Company, Company is in
          -------------
compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair practice complaint against Company pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting Company; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against Company; and (e) Company is not experiencing any material work stoppage.

     4.24 Full Disclosure.  No statement contained in any document, certificate,
          ---------------
or other writing furnished or to be furnished by or at the direction of Company to Gold in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V
                             COVENANTS OF COMPANY
                             --------------------

     5.1  Affirmative Covenants of the Company.  Unless the prior written
          ------------------------------------
consent of Gold shall have been obtained, and which consent will be given or denied within 3 business days of receipt of written request for such consent, and except as otherwise expressly contemplated herein, the Company shall (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises; and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby without imposition of a condition or restriction which would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

     5.2 Negative Covenants of the Company. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do or agree to commit to do, any of the following without the prior written consent of Gold, which consent shall not be unreasonably withheld and which consent will be given or denied within 3 business days of receipt of written request for such consent:

          (a) purchase or invest in any securities, other than U.S. government obligations or other securities backed by the full faith and credit of the United States having a maturity of not more than two years from the date of purchase;

          (b) amend or adopt any employee benefit plan, and will not grant any increase in the rates of pay of their employees or any increase in the compensation payable or to become payable, if any, to any director, officer, employee or agent thereof, or contribute to any pension plan or otherwise increase in any amount the benefits or compensation of any such directors, officers or employees of Company under any pension plan or other contract or commitment except for merit increases in accordance with past practices;

          (c) make any capital expenditure or enter into any material contract or commitment involving an obligation or commitment in excess of $15,000 or engage in any transaction not in their usual and ordinary course of business and consistent with past practices;

          (d) declare or pay any dividend or make any other distribution in respect of any capital stock of Company, split, combine or reclassify any shares of its capital stock or, directly or indirectly, redeem, purchase or otherwise acquire any share of the capital stock of the Company;

          (e) amend the Articles of Incorporation or By-Laws of each of the Company or make any change in the authorized, issued or outstanding capital stock (or any change in the par value thereof) of Company;

          (f)  enter into any new line of business;

          (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to Company;

          (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

          (i) change its methods of accounting except as required by changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles as concurred to by the Company's independent auditors;

          (j) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, any of its material assets with a net book value in excess of $15,000.00, properties or other rights of agreements;

          (k) make any equity investment or commitment to make such an investment in real estate or in any real estate development project;

          (l) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or its respective properties is bound; or

     5.3  Inspection.  Between the date hereof and the Closing Date and upon
          ----------
reasonable notice, Gold and its authorized representatives shall be permitted full access during all business hours to all properties, books, records, contracts and documents of Company. The Company shall furnish to Gold and its authorized representative all information with respect to the affairs of Company as Gold may reasonably request.

     5.4  Financial Statements.  From and after the date hereof through the
          --------------------
Closing Date, Company shall deliver to Gold monthly income statements and balance sheets of Company.

     5.5  Right to Attend Meetings.  Company shall allow a representative of
          ------------------------
Gold to attend as an observer all meetings of the Board of Directors of Company and all meetings of the committees of such board, including, without limitation, the audit and executive committees thereof and any other meetings of Company officials at which policy is being made. Company shall give reasonable notice to Gold of any such meeting and, if known, the agenda for or business to be discussed at such meeting. Company shall provide to Gold all information provided to the directors on the board and all such committees in connection with all such meetings or otherwise provided to the directors and shall provide any other financial reports or other analyses prepared for senior management of Company.

     5.6. Data Processing.  Company shall cooperate with Gold in taking those
          ---------------
planning actions necessary to be in a position to convert its data processing procedures and formats to procedures and formats used by Gold, if any, as of the Effective Time. Gold shall provide such assistance and consultation as Company may reasonably require in such planning process.

     5.7  No Solicitation.  Neither Company nor any affiliates or associates of
          ---------------
Company acting for or on behalf of Company shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or participate in any negotiations with, or, subject to the provisos to this sentence, provide any information to, any corporation, partnership, agent, attorney, financial adviser, person, or other entity or group (other than (a) Gold, Sub, an affiliate or associate of Gold or Sub or an officer, employee or other authorized representative of Gold, Sub or such affiliate or associate or
(b) the Company's counsel, accountants and financial adviser solely for use in connection with the transactions contemplated hereby) relating to any (i) liquidation, dissolution, recapitalization, merger or consolidation of the Company, (ii) outside the ordinary course of business, sale of a significant amount of assets of the Company, (iii) purchase or sale of shares of capital stock of the Company, or (iv) any similar transactions involving Company, other than the transactions contemplated by this Agreement; provided, however, that the Company may provide information at the request of a third party if the Board of Directors of the Company determines, in good faith, that the exercise of its fiduciary duties to the Company's shareholders under applicable law, as advised in writing by outside counsel reasonably acceptable to Gold and Sub, requires it to take such action, and, provided further, that Company may not, in any event, provide to such third party any information which it has not provided to Gold and Sub. Company shall immediately cease and cause to be terminated any and all such contacts and negotiations with respect to any such transaction. Company shall immediately inform Gold and Sub of any inquiry, proposal or request for information (including the terms thereof and the person making such inquiry) which it may receive in respect of such a transaction.

     5.8  Regulatory Approvals.  Subject to the terms and conditions of this
          --------------------
Agreement, Company agrees to use its reasonable best efforts to cooperate with Gold in Gold's efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein.

     5.9  Information.  Company shall provide such information and answer such
          -----------
inquiries as Gold may reasonably request or make concerning the subject matter of the representations and warranties of Company herein.

     5.10 Tax-Free Reorganization Treatment.  Company shall not intentionally
          ---------------------------------
take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a) of the Code (subject to required recognition of gain or loss with respect to cash paid pursuant hereto or to any holder of Company Common Stock who dissents from the merger).

                                  ARTICLE VI
                           COVENANTS OF GOLD AND SUB
                           -------------------------

     6.1  Regulatory Approvals.  Subject to the terms and conditions of this
          --------------------
Agreement, Gold and Sub agree to use their reasonable best efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein and agree to exercise best efforts to file applications relating to such approvals within sixty (60) days from the date hereof or as soon thereafter as is reasonably possible. Gold and Sub shall provide to Company's counsel a copy of all applications for such approvals and shall keep such counsel or the Company advised of the status of the regulatory review process.

     6.2  Information.  Gold and Sub shall provide such information and answer
          -----------
such inquiries, as the Company may reasonably request or make concerning the subject matter of the representations and warranties of Gold and Sub herein.

     6.3  Tax-Free Reorganization Treatment.  Neither Gold nor Sub shall
          ---------------------------------
intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a) of the Code.

     6.4  Issuance of Common Stock.  As and when required by the provisions of
          ------------------------
this Agreement and the Plan of Merger, Gold will issue Gold Common Stock and cash in the amounts and on the basis set out in this Agreement and the Plan of Merger to the record holders of shares of Company Common Stock upon the surrender of properly endorsed certificates.

                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO GOLD'S OBLIGATIONS
                  ------------------------------------------

     The obligations of Gold and Sub to consummate the transactions hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Gold or Sub may waive in writing:

     7.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement and except to the extent that any such representation or warranty is made solely as of a specified date. Company shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date and Gold shall have received a certificate signed by the Chief Executive Officer of Company, dated the Closing Date, to the foregoing effect.

     7.2  Material Actions; Debts or Defaults.  On the Closing Date, there shall
          -----------------------------------
not be: (i) any actions, suits, claims, demands or other proceedings or investigations, either judicial or administration, pending or, to the knowledge of Company, threatened against or affecting the properties, assets, rights or business of Company or the right to carry on or conduct their respective businesses; (ii) any debt, liability or obligation of Company (whether accrued, contingent, absolute or otherwise) required to be reflected in a corporate balance sheet or the notes thereto that is not reflected or reserved against in their respective financial statements or was not incurred in ordinary course of its business; or (iii) any material breach or material default of Company under any agreement or commitment to which either is a party. Further, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency which Gold or Sub believes could reasonably result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

     7.3  Adverse Changes.  There will have been no material adverse change in
          ---------------
the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company, and taking into account for this purpose the proceeds of any applicable insurance.

     7.4  Regulatory Authority Approval.  Orders, consents and approvals in form
          -----------------------------
and substance reasonably satisfactory to Gold shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby and no such order, consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or be unduly burdensome to Gold. In addition, all required regulatory approvals to permit the consummation of all other transactions contemplated hereby, as well as any planned merger transactions with respect thereto shall have been received and any applicable waiting periods shall have expired. Company specifically acknowledges and agrees that Sub may assign to any third party any of its rights hereunder subject to the obligation of Sub to cause all consideration required under Section 2.2 above to be delivered at the Effective Time subject to all terms and conditions hereof.

     7.5   Litigation.  At the Closing Date, there shall not be pending or
           ----------
threatened litigation in any court or any proceeding by any governmental commission, board or agency which Gold reasonably believes could reasonably result in restraining, enjoining or prohibiting the consummation of this Agreement.

     7.6   Approval by Shareholders.  The shareholders of the Company shall have
           ------------------------
duly approved this Agreement and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and By-Laws of Company.

     7.7   Tax Representations. Each shareholder of Company owning more than 10%
           -------------------
of the outstanding Company Common Stock (including shares beneficially owned through the Company ESOP) shall have made those representations reasonably requested by counsel and necessary to enable them to render the opinion described in Section 7.9 hereof.

     7.8   Satisfactory Due Diligence.  Representatives of Company has
           --------------------------
cooperated with Gold, Sub and representatives of Gold and Sub in conducting its due diligence in accordance with the terms of Section 5.3 above.

     7.9   Federal Tax Opinion.  Gold shall have received an opinion of Payne &
           -------------------
Jones, Chartered, counsel to Gold ("Gold's Counsel"), in form and substance reasonably satisfactory to Gold, dated the Closing Date, the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code, subject to required recognition of gain or loss with respect to cash paid in accordance with the terms hereof or cash paid to holders of Company Common Stock who dissent from the Merger.

     7.10  Opinion of Counsel.  Gold shall have received an opinion of Ralph W.
           ------------------
Hicks, P.C. ("Company's Counsel"), dated the Closing Date in form and substance reasonably satisfactory to Gold covering the matters set out in Exhibit 7.10 hereto.

     7.11  Qualification for Pooling-of-Interest Treatment.  Gold shall have
           -----------------------------------------------
received an opinion from an accounting firm reasonably acceptable to Gold that this transaction will qualify for pooling-of-interest accounting treatment and that all conditions applicable thereto (including limitation of any cash consideration paid by Gold hereunder, absence of any capital transactions involving any parties hereto and any other conditions imposed by such accounting firm in order to issue such opinion) have been met.

     7.12  Execution of Employment Agreements.  The Company shall have executed
           ----------------------------------
new employment agreements on terms and conditions reasonably acceptable to Gold and Sub with Lyman L. Frick, Jr., Robert S. Siemens, Constance J. Smith and Pamela S. Meeks. Such agreements shall be effective from and after the Effective Time.

                                 ARTICLE VIII
                      CONDITIONS PRECEDENT TO OBLIGATION
                      ----------------------------------
                                  OF COMPANY
                                  ----------

     The obligations of Company to consummate the transactions contemplated hereunder shall be subject to satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Company may waive in writing:

     8.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of Gold or Sub contained in this Agreement shall be true in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made solely as of a specified date, and Gold shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date, and Company shall have received a certificate signed by the chief executive officer of Gold, dated as of the Closing Date, to the foregoing effect.

     8.2   Litigation.  There shall not be pending or threatened litigation in
           ----------
any court or any proceeding by any governmental commission, board or agency which Company believes could reasonably result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

     8.3   Adverse Changes. From the date of this Agreement to the Closing Date,
           ---------------
there will have been no material adverse change in the financial condition, properties, assets, liabilities, rights, business or prospects of Gold.

     8.4   Material Actions; Debts or Defaults. On the Closing Date, there shall
           -----------------------------------
not be, except as set forth on the Gold Disclosure Schedule, (i) any actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Gold, threatened against or affecting the properties, assets, rights or business of Gold or Sub or the right to carry on or conduct their respective businesses; (ii) any debt, liability or obligation of Gold or Sub (whether accrued, contingent, absolute or otherwise) required to be reflected in the corporate balance sheet or the notes thereto that is not reflected or reserved against in their respective financial statements or was not incurred in the ordinary course of their respective businesses; or (ii) any material breach or material default of Gold under any agreement or commitment to which it is a party.

     8.5   Regulatory Authority Approval.  All orders, consents and approvals in
           -----------------------------
form and substance reasonably satisfactory to Company shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby and no such order, consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Company would materially adversely affect the operations of or be unduly burdensome to Company. In addition, all required regulatory approvals to permit the consummation of all other transactions contemplated hereby shall have been received and applicable waiting periods shall have expired.

     8.6  Federal Tax Opinion.  Company and Company's shareholders shall have
          -------------------
received the opinion of Gold's Counsel referenced in Section 7.11 hereinabove.

                                  ARTICLE IX
                   TERMINATION OF AGREEMENT; INDEMNIFICATION
                   -----------------------------------------

     9.1  Basis for Termination.  This Agreement and the transactions
          ---------------------
contemplated hereby may be terminated at any time prior to the Closing Date: (a) by mutual consent in writing of the parties hereto; (b) by Gold upon written notice to Company if any regulatory approval of the transactions contemplated under the terms of this Agreement shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or would be unduly burdensome to Gold; (c) by Gold or Company if the other party has materially breached this Agreement and has not cured such breach within the earlier of (i) 30 days after the non-breaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date;
(d) by Gold or Company upon written notice to the other of any other condition imposed for the benefit of such party (including completion of satisfactory due diligence) that shall not have been satisfied or waived prior to the Closing Date; or (e) by either Gold or Company if the Closing Date shall not have occurred by December 31, 1998; provided that the terminating party is not then in material breach of this Agreement and provided further that such delay has not been caused by regulatory action or inaction, beyond the control of either party. As used in this Section 9.1, actions contemplated as being taken by Gold or the Company must be taken by their respective Board of Directors or the Executive Committee of such Board.

     9.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
for any reason set forth in Section 9.1, other than a breach thereof, no party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages or expenses suffered or claimed to be suffered by reason thereof.

     In the event Gold and Sub have performed all of their obligations hereunder and all conditions precedent to the obligation of Gold and Sub to close have been met or waived in writing by Gold and Sub, but Company fails or otherwise refuses to close, then Gold shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Gold from also pursuing an action to recover any and all damages resulting from the Company's default hereunder. All remedies available to Gold hereunder or by law are cumulative.

     In the event Company has performed all of its obligations hereunder and all conditions precedent to the obligations of Gold and Sub to close have been met or waived in writing by Gold and Sub, but Gold and Sub fail or otherwise refuse to close, then Company shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Company from also pursuing an action to recover any and all damages resulting from the default by Gold and Sub hereunder. All remedies available to Company hereunder or by law are cumulative.

     9.3  Amendment.  This Agreement may be amended by the parties hereto, by
          ---------
action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the merger by the stockholders of Company or Sub, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4  Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     9.5  Indemnification by Company and its Shareholders.  The Company agrees
          -----------------------------------------------
to indemnify and hold harmless Gold, Sub and the officers, shareholders and directors of each such entity from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation in defense and reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of any breach of the representations, warranties and/or covenants of the Company set forth herein. If the shareholders approve this transaction, then the shareholders of the Company shall likewise jointly and severally indemnify all parties entitled to indemnification herein for all matters for which indemnification is being provided by the Company under the terms of this
Section 9.5.

     9.6  Indemnification by Gold.  Gold agrees to indemnify, defend and hold
          -----------------------
harmless Company and its shareholders from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by Company (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments, liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed or incurred or sustained by or against Company or its shareholders, with respect to or arising out of any breach of the representations, warranties and covenants of Gold and Sub set forth herein and in any other agreement or instrument executed by Gold and/or Sub in connection herewith.

     9.7  Limitations on Indemnification.  Notwithstanding anything herein
          ------------------------------
contained to the contrary, no person shall be entitled to indemnification under the provisions of this Agreement unless such party shall have given written notice to the indemnifying party setting forth its claim for indemnification in reasonable detail.

                                   ARTICLE X
                            SECURITIES LAWS MATTERS
                            -----------------------

     10.1  Shares not Registered. Company acknowledges and agrees that the
           ---------------------
shares of Gold Common Stock being delivered as provided hereinabove have not been registered under the Securities Act and are therefore "Restricted Securities" as that term is used in Rule 144 under the Securities Act. Accordingly, Company and each Shareholder of Company acknowledges and agrees that such shares may not be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available. The Company and each Shareholder of the Company acknowledges and agrees that a legend in substantially the following form will be placed on the certificate or certificates representing the shares of Gold Common Stock being delivered pursuant hereto:

           The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. Such shares may not be sold or transferred in the absence of such registration unless the transfer is in accordance with Rule 144 or a similar rule or unless Gold Banc Corporation, Inc. receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

     10.2  No Right to Require Registration.  Neither the Company nor any
           --------------------------------
shareholder of the Company shall have a right to require Gold or Sub to register any of the shares of Gold Common Stock being delivered hereunder.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1  Expenses. Except as set forth herein, each party shall be responsible
           --------
for its own expenses in connection with this transaction. Specifically, each party shall be responsible for its own legal and accounting fees and any related costs or charges associates with the negotiation, execution and consummation of this Agreement. It is understood and agreed that the Company may pay its own legal and accounting fees and related costs or charges associated with the negotiation, execution and consummation of this Agreement.

     11.2  Parties in Interest.  This Agreement and the rights hereunder are not
           -------------------
assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto.

     11.3  Entire Agreement, Amendments, Waiver.  This Agreement contains the
           ------------------------------------
entire understanding of Gold, Sub and Company with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

     11.4  Notices.  All notices, requests, demands or other communications
           -------
hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or transmitted by telefacsimile with a copy thereof transmitted by a nationally recognized overnight delivery service or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

If to Company:           Mr. Lyman L. Frick, Jr.
                         3110 Karnes Road, Suite 100
                         St. Joseph, MO  64506-4300
                         Telephone:  (816) 233-4996
                         FAX:  (816) 233-1113

with a copy to:          Ralph W. Hicks
                         Ralph W. Hicks, P.C.
                         120 South 5th
                         St. Joseph, MO  64501
                         Telephone:  (816) 279-1627

If to Gold:              Mr. Michael W. Gullion
                         Gold Banc Corporation, Inc.
                         11301 Nall Avenue
                         Leawood, KS  66211
                         Telephone:  (913) 451-8050
                         FAX:  (913) 451-8004

with a copy to:          Thomas K. Jones
                         Payne & Jones, Chartered
                         P.O. Box 25625
                         Overland Park, KS  66225
                         Telephone:  (913) 469-4100
                         FAX:  (913) 469-8182

     11.5  Law Governing.  This Agreement shall be governed by and construed and
           -------------
enforced in accordance with the laws of the State of Kansas.

     11.6  Further Acts.  Gold, Company and Sub agree to execute and deliver on
           ------------
or before the Closing Date such other documents, certificates, agreements or other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     11.7  Counterparts.  This Agreement may be executed simultaneously in two
           ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

     11.8  Headings.  The article and section headings contained herein are for
           --------
convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     11.9  Severability.  If any provisions of this Agreement or the Plan of
           ------------
Merger, or the application of any such provisions, shall be unenforceable, the rights and obligations of the parties shall be construed and enforced with that provision limited so as to make it enforceable to the greatest extent allowed by law or, if it is totally unenforceable, as if this Agreement and/or the Plan of Merger did not contain that particular provision.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                GOLD BANC CORPORATION, INC.


                                By /s/ Michael W. Gullion
                                  -----------------------
                                  Name:  Michael W. Gullion
                                  Title:  President and Chief Executive Officer

ATTEST:


/s/ Keith E. Bouchey
------------------------
Name:  Keith E. Bouchey
Title:  Secretary

                                GOLD BANC ACQUISITION CORPORATION VIII, INC.


                                By /s/ Michael W. Gullion
                                  -----------------------
                                  Name:  Michael W. Gullion
                                  Title:  President and Chief Executive Officer

ATTEST:

/s/ Keith E. Bouchey
------------------------
Name:  Keith E. Bouchey
Title:  Secretary

                                THE TRUST COMPANY


                                By /s/ Lyman L. Frick, Jr.
                                ------------------------------
                                Name:  Lyman L. Frick, Jr.
                                Title:  President

ATTEST:

/s/ Consance J. Smith
-------------------------
Constance J. Smith
Title:  Secretary

The undersigned represent all of the Board of Directors of The Trust Company and hereby evidence their approval of this Agreement and Plan of Reorganization.


                                    /s/ Lyman L. Frick, Jr.
                                   ---------------------------------
                                   Lyman L. Frick, Jr.


                                    /s/ Robert S. Siemens
                                   ---------------------------------
                                   Robert S. Siemens


                                    /s/ Constance J. Smith
                                   ---------------------------------
                                   Constance J. Smith


                                    /s/ Stephen A. English
                                   ---------------------------------
                                   Stephen A. English


                                    /s/ David B. Frick
                                   ---------------------------------
                                   David B. Frick